EXHIBIT 11
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


YEAR ENDED DECEMBER 31, 1995

Weighted average shares outstanding                   1,188,424
Common equivalent shares                                560,821 (1)
                                                        -------
                                                      1,749,245 (2)
                                                      ---------

Net loss applicable to Common Stock                   $(139,947)
                                                      ---------
Common and common equivalent shares                   1,749,245      $(0.08)
                                                                      -----

YEAR ENDED DECEMBER 31, 1996

Weighted average shares outstanding                   1,445,761
Common equivalent shares                                560,821 (1)
                                                        -------
                                                      2,006,582 (3)
                                                      ---------


Net loss applicable to Common Stock                 $(5,790,287)
                                                     ----------
Common and common equivalent shares                   2,006,582      $(2.89)
                                                                      -----


SIX MONTHS ENDED JUNE 30, 1996

Common Shares:
Weighted average shares outstanding                   1,200,552
Common equivalent shares                                560,821 (1)
                                                        -------
                                                      1,761,373 (3)
                                                      ---------


Net loss applicable to Common Stock                 $(1,858,521)
                                                     ----------
Common and common equivalent shares                   1,761,373      $(1.06)
                                                                      -----

Six months ended June 30, 1997

Weighted average shares outstanding                   1,819,113
Common equivalent shares                                560,821 (1)
                                                        -------
                                                      2,379,934 (3)
                                                      ---------


Net loss applicable to Common Stock                 $(3,964,202)
                                                     ----------
Common and common equivalent shares                   2,379,934      $(1.67)
                                                                      -----


(1) Common equivalent shares include equivalent shares related to the options, warrants and stock issued within the one year period prior to the filing of the registration statement.

(2) Options and warrants issued in 1995 are not included for purposes of the calculation because the related exercise prices were either in excess of or equal to the fair market value of the Company's common stock.

(3) Options and warrants issued in the periods preceding the one year prior to filing the registration statement are not included for purposes of the calculation because they are antidilutive.